U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2009

Photonic Products Group, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the 2009 Annual Meeting of Shareholders of Photonic Products Group, Inc. (“PPGI” or the “Company”) held on May 13, 2009, the shareholders’  elected  Luke P. LaValle, Jr., Thomas H. Lenagh,  Joseph J. Rutherford and N.E. Rick Strandlund as Directors for a one year term.

Following the Annual Meeting of Shareholders, the Board of Directors unanimously approved the appointment of   Mr. Jan M. Winston as Chairman of the Board of Directors, replacing Mr. John C. Rich who, as previously reported, did not stand for re-election to the Board.

The Board also unanimously approved the appointment of Mr. Joseph J. Rutherford as President and CEO, William J. Foote as Chief Financial Officer,  Secretary and Treasurer, William D. Brucker as Vice-President, Human Resources and Administration, John R. Ryan as Vice-President of Sales and Marketing and Miro Dosoudil as Vice-President of Operations

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this current Report on 8-K is a presentation made during the Annual Meeting of Shareholders.

The information used in this report, including the presentation materials in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01 Other Events

On May 19, 2009, PPGI (the “Company”) issued a press release in which it announced financial results for the first quarter ended March 31, 2009.  The press release is included as Exhibit 99.2 to this report and incorporated by reference in its entirety into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Presentation Materials from the Company’s Annual Shareholder Meeting held May 13, 2009

99.2 Press release, dated May 19, 2009 announcing financial results for the first quarter ended March 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 19, 2009
	By:	/s/ Joseph J. Rutherford
President and Chief Executive Officer